Exhibit 99.1

ASPIRATIONAL CONSUMER LIFESTYLE CORP.

BALANCE SHEET
SEPTEMBER 25, 2020

	September 25, 2020	Pro Forma Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$1,861,552	$—	$1,861,552
Prepaid expenses	26,800	—	26,800
Total Current Assets	1,888,352	—	1,888,352

Cash held in Trust Account	225,000,000	14,746,320	239,746,320
Total Assets	$226,888,352	$14,746,320	$241,634,672

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities - Accrued offering costs	$456,063	$—	$456,063
Deferred underwriting fee payable	7,875,000	516,121	8,391,121
Total Liabilities	8,331,063	516,121	8,847,184

Commitments and Contingencies

Ordinary shares subject to possible redemption, 21,355,728 and 22,778,748 shares at redemption value, respectively	213,557,280	14,230,200	227,787,480

Shareholders’ Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,144,272 and 1,195,884 shares issued and outstanding (excluding 21,355,728 and 22,778,748 shares subject to possible redemption, respectively)	114	6	120
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,468,750 and 5,993,658 shares issued and outstanding	647	(48)	599
Additional paid-in capital	5,014,340	41	5,014,381
Accumulated deficit	(15,092)	—	(15,092)
Total Shareholders’ Equity	5,000,009	(1)	5,000,008
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$226,888,352	$14,746,320	$241,634,672